UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2022

CBTX, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-38280	20-8339782
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

9 Greenway Plaza, Suite 110

Houston, Texas 77046

(Address of principal executive offices)

(713) 210-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CBTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§230.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 24, 2022, CBTX, Inc. (the “Company”) held a special meeting of shareholders of CBTX (the “special meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated November 5, 2021 (the “merger agreement”), by and between the Company and Allegiance Bancshares, Inc. (“Allegiance”).

As of the close of business on April 5, 2022, the record date for the special meeting, there were 24,606,405 shares of common stock, par value $0.01, of the Company (“CBTX common stock”) issued and outstanding. At the special meeting, a total of 17,990,422 shares of CBTX common stock were present, in person or by proxy, which constituted a quorum.

At the special meeting, the following proposals were considered:

1.	proposal to approve the merger agreement, including the issuance of CBTX common stock pursuant to the merger agreement (the “CBTX merger proposal”);

2.	proposals to approve an amendment and restatement of the certificate of formation of the Company to, among other things, (A) increase the number of authorized shares of CBTX common stock from ninety million (90,000,000) shares to one hundred forty million (140,000,000) shares (the “CBTX authorized shares proposal”), (B) include provisions governing the terms and classification of, and names of the initial, directors of the combined company (the “CBTX staggered board proposal”), and (C) provide for certain other changes in connection with the amendment and restatement of CBTX’s certificate of formation (the “CBTX additional amendments proposal”), effective immediately prior to, and subject to, the completion of the merger (such amendment and restatement, the “CBTX certificate restatement” and the CBTX authorized shares proposal, the CBTX staggered board proposal, and the CBTX additional amendments proposal, collectively, the “CBTX certificate restatement proposals”);

3.	proposal to approve the CBTX, Inc. 2022 Omnibus Incentive Plan, subject to completion of the merger (the “CBTX incentive plan proposal”); and

4.	proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there were not sufficient votes to approve the CBTX merger proposal or the proposals comprising the CBTX certificate restatement proposals or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus were timely provided to holders of CBTX common stock (the “CBTX adjournment proposal”).

Each of the proposals was approved by the requisite vote of the Company’s shareholders. The final voting results for each proposal are described below:

	For	Against	Abstentions	Broker Non- Votes
1. CBTX merger proposal	17,915,420	74,713	289	N/A
CBTX certificate restatement proposals:
2.A CBTX authorized shares proposal	16,539,738	105,843	289	N/A
2.B CBTX staggered board proposal	16,785,150	1,204,983	289	N/A
2.C CBTX additional amendments proposal	16,949,545	1,040,588	289	N/A
3. CBTX incentive plan proposal	17,118,041	868,882	3,498	N/A
4. CBTX adjournment proposal	16,995,229	993,833	1,360	N/A

With respect to the CBTX adjournment proposal, although the vote was taken, no motion to adjourn to solicit additional votes was made because the CBTX merger proposal and CBTX certificate restatement proposals had passed.

Item 8.01.	Other Events.

On May 24, 2022, the Company and Allegiance issued a joint press release announcing that their respective shareholders had voted to approve the merger agreement and that the Company’s shareholders had approved the CBTX certificate restatement proposals and the CBTX incentive plan proposal. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Joint Press Release of CBTX, Inc. and Allegiance Bancshares, Inc., dated May 24, 2022

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded with the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CBTX, INC.

Date: May 25, 2022	/s/ Robert T. Pigott, Jr.
Robert T. Pigott, Jr.
Chief Financial Officer